UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
1.01	Entry Into a Material Definitive Agreement
2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry Into a Material Definitive Agreement

Nedbank Capital Limited (“Nedbank”) has agreed to extend until May 13, 2010 the forbearance agreement that it entered into with Nord Resources Corporation (“Nord”) on March 30, 2010 that otherwise would have expired on April 22, 2010.

The extension is intended to give Nord additional time to make the payments owed under the existing credit agreement, or to negotiate an amendment to that agreement as it pertains to the March 31, 2010 payment and other terms therein.

As previously disclosed, in March 2009, Nord agreed with Nedbank to amend and restate its credit agreement to provide for, among other things, the deferral of certain principal and interest payments until December 31, 2012 and March 31, 2013. While Nord made the scheduled principal and interest payments that were due on September 30 and December 31, 2009 in the approximate amount of $2.2 million each, the company was unable to make the scheduled principal and interest payment due on March 31, 2010 in the approximate amount of $2.2 million.

Accordingly, Nord and Nedbank entered into an unconditional forbearance and extension agreement dated March 30, 2010 that allowed for a forbearance period of 21 days to negotiate an amendment to the credit agreement as it pertains to the March 31, 2010 payment and other terms therein. That agreement has now is being extended to May 13, 2010 pursuant to an forbearance and extension agreement dated April 22, 2010 (the “Forbearance Agreement”).

If upon the expiration of the forbearance period, Nord has not been successful in amending the credit agreement or in making the payments owed, Nedbank will have full authority to exercise its rights under the credit agreement, including the acceleration of the full amount due there under and institution of foreclosure proceedings against the related security. In granting the extension, Nedbank reserved the right to withdraw its forbearance at any time at its discretion if, after its review of the progress being made by Nord, it is not satisfied.

A copy of the Forbearance Agreement is filed as an exhibit to this current report.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Refer to Item 1.01 above.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On April 23, 2010, the Company issued a press release announcing the Forbearance Agreement. The press release also discloses that, as previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the Toronto Stock Exchange (the “TSX”) in connection with Nord’s $12 million private placement completed in November 2009, on the basis of financial hardship.

3.

Reliance on this exemption automatically triggered a TSX de-listing review to confirm that Nord continues to meet the TSX listing requirements. On March 26, 2010, the company announced that the Continued Listings Committee of the TSX has determined to defer its announcement on it listing review decision to no later than April 26, 2010. While Nord believes that it continues to comply with such requirements, it is unclear what impact that the need for the additional Forbearance Agreement with Nedbank will have on the listing review.

A copy of the press release is filed as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Forbearance Agreement dated April 22, 2010*
99.1	News release dated April 23, 2010*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: April 23, 2010		/s/ Wayne Morrison
Wayne Morrison
Chief Financial Officer

4.